Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 24

(to Prospectus dated March 29, 2024)

Scilex Holding Company

Up to 71,459,469 Shares of Common Stock

Up to 11,003,988 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 5,490,617 Warrants

This prospectus supplement supplements the prospectus dated March 29, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 2 was filed with the Securities and Exchange Commission on March 27, 2024 and declared effective by the Securities and Exchange Commission on March 29, 2024. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2025 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 11,003,988 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of (i) 4,104,000 private placement warrants (the “Private Warrant Shares”) originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) (and a portion of which were subsequently transferred to Sorrento Therapeutics, Inc. (“Sorrento”) at no cost in connection with the Business Combination (as defined below)) (the “Private Warrants”) and (ii) 6,899,988 public warrants (the “Public Warrant Shares”) originally sold to the public investors in connection with the initial public offering of units of Vickers (the “Public Warrants” and together with the Private Warrants, the “Warrants”) at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers. As previously disclosed in prospectus supplement no. 16 to the Prospectus, filed with the Securities and Exchange Commission on October 6, 2023, Sorrento subsequently sold (a) 60,068,585 shares of Common Stock; (b) 29,057,097 shares of Series A Preferred Stock; and (c) warrants exercisable for 4,490,617 shares of Common Stock, in each case to us by delivery of such purchased securities to SCLX Stock Acquisition JV LLC, a Texas limited liability company (“SCLX JV”) and our indirect wholly-owned subsidiary, of which warrants exercisable for 4,000,000 shares of Common Stock were subsequently transferred by SCLX JV to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”).

Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. We will not receive the proceeds from the resale of the Private Warrant Shares or the Public Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the Private Warrants and the Public Warrants.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by:

(a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 71,459,469 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 3,983,057 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Pei Wei Woo, Suneel Kaji and Steve Myint (collectively, the “Sponsors”), comprised of 3,450,000 shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.007 per ordinary share) in connection with the Domestication and the Business Combination (each as defined below) and 533,057 shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $10.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 61,985,795 shares of Common Stock (the “Merger Shares”) issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $10.00 per share, of which 60,068,585 are now held by SCLX JV;

(iii) up to 4,104,000 Private Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Private Warrants at an exercise price of $11.50 per share; and

(iv) up to 1,386,617 Public Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Public Warrants at an exercise price of $11.50 per share; and

(b) the selling warrantholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,104,000 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant, of which 3,104,000 were transferred from the Sponsors to Sorrento at no cost in connection with the Business Combination), and 1,386,617 Public Warrants (which were acquired by Sorrento in open-market purchases at a weighted average purchase price of $0.3078 per Public Warrant). Sorrento subsequently transferred 4,490,617 warrants held by it to SCLX JV, of which 4,000,000 warrants were subsequently transferred by SCLX JV to Oramed and then subsequently repurchased by us from Oramed.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On January 21, 2025, the last reported sales price per share of our Common Stock was $0.42. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On January 21, 2025, the closing sale price per warrant of our Public Warrants was $0.24.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 14 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 22, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Scilex Holding Company (the “Company”), the Company issued a Senior Secured Promissory Note, dated as of September 21, 2023, to Oramed Pharmaceuticals Inc. (“Oramed”, and the note, as amended, the “Oramed Note”). Pursuant to the Oramed Note, the Company is required to repay the entire remaining principal balance of the Oramed Note on the Maturity Date, which as of the date hereof is defined as March 21, 2025 (the “Existing Maturity Date”).

On January 21, 2025, the Company entered into an amendment letter with Oramed (the “Oramed Amendment”), pursuant to which, among other things, Oramed agreed to extend the Maturity Date under and as set forth in the Oramed Note from the Existing Maturity Date to December 31, 2025. In consideration of such extension, SCLX Stock Acquisition JV (“SCLX JV”) agreed to deliver to Oramed by deposit/withdrawal at custodian with the Depository Trust Company an aggregate of 3,250,000 shares of common stock, par value $0.0001 per share, of the Company, held by SCLX JV.

Pursuant to the Oramed Amendment, the parties agreed to amend the definition of “Cash Sweep Financing” in the Oramed Note to remove certain specific exclusions of indebtedness previously present in such definition, and further agreed that prior to Payment in Full of the First Out Priority Obligations (each as defined in that certain Agreement Among Holders (the “Agreement Among Holders”), dated as of October 8, 2024, between Oramed and the other holders of the Tranche B Notes (as defined below)), any prepayment required pursuant to Section 2(g) of the Oramed Note may be waived in Oramed’s sole discretion and, in such case, Oramed shall have the unilateral option to instead direct the Company to prepay the Last Out Holders (as defined in the Agreement Among Holders) and apply such amount to either, in Oramed’s sole discretion, (A) the outstanding principal amount of that certain Tranche B Senior Secured Convertible Note (the “Tranche B Notes”), dated as of October 8, 2024 held by Oramed or (B) the outstanding principal amount of all of the Tranche B Notes in accordance with each Last Out Holder’s Last Out Pro Rata Share (as defined in the Agreement Among Holders) at such time. In addition, the parties agreed to add an additional covenant to the Oramed Note, preventing any increase in compensation or additional incentive equity awards to any officer, director or member of senior management of the Company or the Company’s subsidiaries while the Oramed Note remains outstanding.

The representations and warranties contained in the Oramed Amendment were made only for purposes of such Oramed Amendment and as of specific dates, were solely for the benefit of the parties to the Oramed Amendment, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Oramed Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Oramed Amendment, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing summary of the Oramed Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the execution of the Oramed Amendment and the extension of the Maturity Date. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 furnished as part of Item 9.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Senior Secured Note, dated January 21, 2025, by and among Scilex Holding Company, Oramed Pharmaceuticals Inc. and SCLX Stock Acquisition JV LLC.

99.1	Press Release issued by Scilex Holding Company on January 21, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: January 22, 2025

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Exhibit 10.1

January 21, 2025

SCLX Stock Acquisition JV

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Xiao Xu

And

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE: Amendment to Senior Secured Promissory Note (this “Amendment”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (the “SPA”), between Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser (the “Initial Purchaser”), and Acquiom Agency Services LLC, as Agent (“Agent”), (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (as amended, modified or supplemented from time to time prior to the date hereof, the “Note”), issued by Scilex to Oramed, as Holder (“Holder”), (iii) that certain Amended and Restated Security Agreement, dated as of October 8, 2024 (the “Security Agreement”), among the Company, SCLX Stock Acquisition JV LLC (“SCLX JV”) and the other subsidiaries of the Company party thereto and the Agent, as (a) the collateral agent for the holders of the Note and all Additional Notes (as defined in the Note), and their endorsees, transferees and assigns (collectively with the Agent, the “Secured Parties”) and (b) as collateral agent for the holders of certain Tranche B Notes (as defined therein), (iv) that certain Tranche B Senior Secured Convertible Note, dated as of October 8, 2024 (the “Tranche B Note” and together with the Tranche B Senior Secured Convertible Notes, dated as of such date and held by each other holder thereof, the “Tranche B Notes”), issued by Scilex to Oramed, and (v) all related Transaction Documents, as defined in the SPA. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA, the Note, or the Security Agreement, as applicable; provided that, for purposes of Section 1(c) below, capitalized terms used but not defined herein are used with the respective meanings assigned to them in that certain Agreement Among Holders, dated as of October 8, 2024, among the First Out Holders (as defined therein), the Last Out Holders (as defined therein), the Agent, as collateral agent under the Note and the Tranche B Notes, and each Additional Holder (as defined therein).

WHEREAS, pursuant to Section 2(e) of the Note, the Company is required to repay the entire remaining principal balance of the Note on the Maturity Date, which as of the date hereof is March 21, 2025 (the “Existing Maturity Date”);

WHEREAS, the Company has requested that the undersigned Holder agree to extend the Maturity Date to December 31, 2025 (the “Extended Maturity Date”);

WHEREAS, each Holder of the Tranche B Notes, SCLX JV, the Company and the Agent entered into that certain Deferral and Consent under Tranche B Senior Secured Convertible Note dated January 2, 2025 (collectively, the “Tranche B Deferral and Consent Letters”);

WHEREAS, the payment deferrals in Section 1(b) of the Tranche B Deferral and Consent Letters require as one of the conditions thereof the extension of the Maturity Date of the Note from the Existing Maturity Date to the Extended Maturity Date;

WHEREAS, if the Maturity Date is not extended from the Existing Maturity Date to the Extended Maturity Date by January 31, 2025, the payment deferrals in Section 1(b) of the Tranche B Deferral and Consent Letters shall not take effect, and the deferred payments thereunder shall immediately become due and payable, and the failure to make any such payments on or prior to such date will constitute an immediate Event of Default under the Tranche B Notes (the “Anticipated Events of Default”);

WHEREAS, if an Event of Default occurs under the Tranche B Notes, the Holders of such Notes and the Agent (in its capacity as collateral agent for such Holders) will be entitled to exercise certain secured creditor remedies pursuant to the Tranche B Notes and the other Transaction Documents (as defined therein), including, without limitation by recourse against the assets of SCLX JV as a grantor under the Security Agreement;

WHEREAS, subject to and in consideration of the amendments set forth in Section 1 of this Amendment, SCLX JV has agreed to deliver contemporaneously with the execution of this Amendment to the Holder by deposit/withdrawal at custodian with the Depository Trust Company an aggregate of 3,250,000 fully paid, legend free and freely tradeable, shares of common stock, par value $0.0001 per share, of the Company (the “Relevant Scilex Shares” and each a “Relevant Scilex Share”) held by SCLX JV;

WHEREAS, the Holder and the Company have duly authorized the execution and delivery of this Amendment and have done all things necessary to make this Amendment a valid and binding agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

Section 1 Amendment.

(a) Effective as of the later of (i) time of execution and delivery of this Amendment and (ii) the time of the delivery to the Holder by deposit/withdrawal at custodian with the Depository Trust Company of the Relevant Scilex Shares (the “Equity Consideration Payment”), the undersigned Holder and the Company agree that the Note is hereby amended as follows (where applicable, language being inserted is evidenced by bold and underline formatting (indicated textually in the same manner as the following example: bold and underline formatting) and language being deleted is evidenced by strike-through formatting (indicated textually in the same manner as the following example: ~~strike-through formatting~~)):

(i) The definition of “Cash Sweep Financing” in Section 1 of the Note is hereby amended and restated in its entirety as follows:

“Cash Sweep Financing” means any Equity Issuance and any issuance or incurrence of Indebtedness or debt financing excluding the Indebtedness referenced and subject to prepayment pursuant to Sections 2(g)(ii) and 2(g)(iii) ~~(a) any outstanding Indebtedness under the AR Facility, (b) any Equity Issuance undertaken by means of either of the~~

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~~ELOCs, (c) the Subordinated Debt and (d) Acceptable Indebtedness (if any) (provided, that such exclusion shall apply only to the extent of such Indebtedness that is not in excess of the thresholds applicable thereto as set forth in the definition of “Permitted Indebtedness” including, for the avoidance of doubt, the AR Facility Cap, the Acceptable Indebtedness Cap and the Subordinated Debt Cap)~~.

(ii) The definition of “Maturity Date” as set forth in the second paragraph of the Note is hereby amended and restated to mean “December 31, 2025.”

(iii) The following new Section 7(a)(xi) is hereby added to the Note:

“directly or indirectly increase the compensation of (whether in the form of additional equity compensation, an increase in base salary, bonus compensation or otherwise) or provide additional incentive equity awards to (including by changing or removing the vesting requirements of previously granted stock options or warrants), in each case, any of the Company’s or any Subsidiary of the Company’s officers, directors or members of senior management.”

(b) The undersigned Holder and the Company hereby agree that, prior to Payment in Full of the First Out Priority Obligations, any prepayment required pursuant to Section 2(g) of the Note (as amended hereby) may be waived in the sole discretion of the Holder and, in such case, the Holder shall have the unilateral option to instead direct the Company to prepay the Last Out Holders and apply the amount that would have been required to be prepaid to the Holder pursuant to Section 2(g) of the Note to either, in the Holder’s sole discretion, (A) the outstanding principal amount of the Tranche B Notes held by the Holder or (B) the outstanding principal amount of all of the Tranche B Notes in accordance with each Last Out Holder’s Last Out Pro Rata Share at such time and the Company hereby agrees to comply with any such direction.

Section 2 Representations and Warranties. In order to induce the Holder to enter into this Amendment, the Company hereby represents and warrants as of the date hereof that:

(a) neither it nor any other Person acting on its behalf has provided any of the undersigned Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries;

(b) the Company has the full right, power and authority to enter into and execute this Amendment and to perform all its obligations hereunder and under the Note and the Transaction Documents, as modified hereby;

(c) the execution and delivery of this Amendment has been duly and validly authorized by all necessary action on the part of the Company, and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms hereof, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(d) neither the execution and delivery of this Amendment, nor the taking of any actions contemplated hereby and the performance of the obligations hereunder or the Transactions by the Company or any other Subsidiary, does or will, with or without the giving of notice, lapse of time or both, (i) violate or constitute a default, event of default, or event creating a right of acceleration,

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termination or cancellation of any obligation under any term or provision of any agreement, credit facility, debt or other instrument evidencing Company or Subsidiary Indebtedness (after giving effect to any prior or concurrent consents or waivers under any such agreement, credit facility, debt or other instrument to which the Company or such Subsidiary is a party or otherwise subject, copies of which consents or waivers have been furnished by the Company to the Agent prior to the execution of this Amendment); or (ii) violate any rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected;

(e) no authorization, consent, approval, license, exemption of or filing or registration with any governmental authority, is or will be necessary for the execution, delivery and performance by the Company of its obligations under this Amendment; and

(f) immediately prior to and after giving effect to this Amendment, no Event of Default exists and is continuing on the date hereof and no Event of Default could reasonably be expected to occur as a result of the Transactions.

Section 3 Affirmation.

(a) Except as expressly amended pursuant to Section 1 hereof, the Company hereby expressly reaffirms, as of the date hereof, all of its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Amendment.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Section 4 Miscellaneous.

(a) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

(b) This Amendment may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Amendment or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(c) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(d) From and after the date on which this Amendment shall be effective, the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

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(e) THE TERMS AND PROVISIONS OF SECTION 9(D) (GOVERNING LAW) OF THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS AMENDMENT MUTATITIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(f) Within five (5) Business Days of the execution of this Amendment, the Company shall reimburse Proskauer Rose LLP (counsel to Oramed) (“Holder Counsel”) for any fees incurred by them in connection with preparing and delivering this Amendment and the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	CEO

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCLX STOCK ACQUISITION JV LLC

By:	/s/ Xiao Xu
Name:	Xiao Xu
Title:	Sole Manager

[Signature Page to Amendment]

Exhibit 99.1

FOR IMMEDIATE RELEASE January 21, 2025

Scilex Holding Company Announces Extension of the Maturity Date of its Secured Promissory Note Issued to Oramed Pharmaceuticals Inc. to December 31, 2025

PALO ALTO, CALIFORNIA – January 21, 2025 (GLOBE NEWSWIRE)—Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and, following the formation of its proposed joint venture with IPMC Company, neurodegenerative and cardiometabolic disease, today announced that it has signed an agreement to extend the maturity date of its Senior Secured Promissory Note issued to Oramed Pharmaceuticals Inc. on September 21, 2023 (the “Oramed Note”), from March 21, 2025 to December 31, 2025, which extension shall provide for, among other things, additional covenants with respect to the conduct of the Company’s business.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and, following the formation of its proposed joint venture with IPMC Company, neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with

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postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex Holding Company is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur Pharmaceuticals, Inc. (“Semnur”) is a clinical late-stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s product candidate, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding Scilex’s ability to repay the remaining balance of the Oramed Note, Scilex’s proposed joint venture with IPMC Company and the potential development and commercialization of treatments for obesity, neurodegenerative, cardiometabolic disease, Scilex’s plans to launch GLOPERBA® in 2024 and plans to initiate Phase 2 trial in 2024 for SP-104.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: Scilex’s ability to make the final installment payment on the Oramed Note, Scilex’s ability to consummate a joint venture or any other transaction with IPMC Company and develop and commercialize treatments for obesity, neurodegenerative, cardiometabolic disease; risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political

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and business conditions; risks related to COVID-19 (and other similar disruptions); the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2025 Scilex Holding Company All Rights Reserved.

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